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                                                                     Exhibit 12
                              Dean Foods Company
                  Computation of ratio of Earnings to fixed Charges
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                                                                                  Fiscal Years Ending May
                                      13 Weeks Ended          ---------------------------------------------------------------------
                                      August 27, 1995           1995           1994            1993           1992           1991
                                      ---------------          ------         ------          ------         ------         ------
 Income before taxes                          $22,923         $136,388       $118,313        $114,759        $105,527       $124,340
                                      ----------------------------------------------------------------------------------------------
 Fixed charges:
          Interest expense                      5,658           22,397         15,471          14,888          15,551         16,780
          Debt issue costs                         45              117            123             155             118            128
          Portion of rentals(33%)               2,068            8,270          6,997           7,653           9,124          8,528
                                      ----------------------------------------------------------------------------------------------

          Total fixed charges                   7,771           30,784         22,591          22,696          24,793         25,436
                                      ----------------------------------------------------------------------------------------------
 Earnings before taxes and
          fixed charges                       $30,694         $167,172       $140,904        $137,455        $130,320       $149,776
                                      ==============================================================================================
Ratio of earnings to
          fixed charges                           3.9              5.4            6.2             6.1             5.3            5.9
                                      ==============================================================================================

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